Exhibit 99.1

For Immediate Release

LIPOCINE ANNOUNCES PRESENTATION OF LPCN 1021 CLINICAL DATA AT 21st ANNUAL SMSNA MEETING

SALT LAKE CITY (November 11, 2015) – Lipocine Inc. (NASDAQ Capital Markets: LPCN), a specialty pharmaceutical company, today announced that clinical data for LPCN 1021, an oral testosterone product candidate for testosterone replacement therapy ("TRT") in adult males for conditions associated with a deficiency or absence of endogenous testosterone ("hypogonadism"), will be presented at the 21st Annual Meeting of the Sexual Medicine Society of North America (SMSNA) in Las Vegas, NV.

Presentation/poster details are as follows:

Title:	Dose Titration and Safety of Oral Testosterone (LPCN 1021) in Hypogonadal Men: Results from the SOAR Study (#030)
Date:	November 20th
Time:	3:15 pm PST (Poster: 3:00 - 4:00 pm PST)
Presenter:	Mohit Khera, MD
Associate Professor,
Urology
Baylor College of Medicine
Houston, TX, US
Director, Laboratory for Andrology Research
Medical Director, Houston Hospital for Specialized Surgery

Title:	Assessment of Fasting and Varying Meal Fat Content on the Bioavailability of Testosterone from Oral Testosterone Undecanoate (LPCN 1021) in Hypogonadal Men (#036)
Date:	November 20th
Time:	3:45 pm PST (Poster: 3:00 - 4:00 pm PST)
Presenter:	Mohit Khera, MD

Title:	Efficacy and Pharmacokinetics of Oral Testosterone (LPCN 1021) in Hypogonadal Men (#028)

Date:	November 20th
Time:	3:05 pm PST (Poster: 3:00 - 4:00 pm PST)
Presenter:	Irwin Goldstein, MD
Director, San Diego Sexual Medicine
Director, Sexual Medicine, Alvarado Hospital, San Diego, CA
Clinical Professor of Surgery, University of California at San Diego
Editor-in-Chief, Sexual Medicine Reviews
President-Elect, International Society for the Study of Women’s Sexual Health
Editor Emeritus, The Journal of Sexual Medicine
Editor Emeritus, International Journal of Impotence Research

About LPCN 1021

LPCN 1021 is a twice-a-day, oral testosterone replacement therapy product candidate with three simple oral dosing options that Lipocine expects will overcome the major shortcomings of existing products. The current testosterone market is dominated by topical products that carry FDA "black box" warnings related to inadvertent transfer of testosterone and by injectable products. The IMS Health database shows that an average of half a million prescriptions a month have been dispensed so far in 2015 for TRT.

About Lipocine

Lipocine Inc. is a specialty pharmaceutical company developing innovative pharmaceutical products for use in men's and women's health using its proprietary drug delivery technologies. A New Drug Application was filed with the FDA for Lipocine's lead product candidate, LPCN 1021. LPCN 1021 demonstrated positive efficacy and safety results in Phase 3 testing and is targeted for testosterone replacement therapy. Additional pipeline candidates include LPCN 1111, a next generation oral testosterone replacement therapy product with once daily dosing, that is currently in Phase 2 testing, and LPCN 1107, which has the potential to become the first oral hydroxyprogesterone caproate product indicated for the prevention of recurrent preterm birth with orphan drug designation, is currently in Phase 1 testing.

Forward-Looking Statements

This release contains "forward looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts relating to expectations regarding clinical trials, the potential uses and benefits of Lipocine's product candidates, product development and commercialization efforts and the projected timing of regulatory filings and actions. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks related to our products, expected product benefits, clinical and regulatory expectations and plans, regulatory developments and requirements, the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine's products, the manufacturing and commercialization of Lipocine's products, and other risks detailed in Lipocine's filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the Company’s website at www.lipocine.com or on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

CONTACT:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

Email: mb@lipocine.com

John Woolford

Phone: (443) 213-0500

john.woolford@westwicke.com